UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)             November 15, 2006

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

j2 Global Communications, Inc. announced that it has received an additional NASDAQ Staff Determination letter, dated November 15, 2006, indicating that the Company is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14). As anticipated, the letter was issued in accordance with NASDAQ procedures due to the delayed filing of the Company’s Form 10-Q for the quarter ended September 30, 2006. As previously announced on August 18, 2006, the Company requested a hearing before the NASDAQ Listing Qualifications Panel in response to the previous Staff Determination letter which followed the Company’s delay in filings its Form 10-Q for the quarter ended June 30, 2006. The Panel hearing was held on September 26, 2006, and the latest NASDAQ letter indicated that the Panel will also consider the delay in filing the September 10-Q. Pending a decision by the Panel, j2’s common stock will remain listed on the NASDAQ Stock Market. There can be no assurance that the Panel will grant the Company’s request for continued listing.

A copy of the press release disclosing receipt of the Notice is attached hereto as Exhibit 99.1 and is incorporated in this Item 3.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press release dated November 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: November 21, 2006	By:	/s/ R. Scott Turicchi
R. Scott Turicchi Co-President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated November 21, 2006.